                                                                  EXHIBIT 10.6




================================================================================




                               THE CIT GROUP, INC.

                       -----------------------------------



                                 $3,670,000,000
                             5-YEAR CREDIT AGREEMENT



                           Dated as of March 28, 2000

                       -----------------------------------


            CHASE SECURITIES INC., as Lead Arranger and Book Manager

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                               BARCLAYS BANK PLC,
                              as Syndication Agent

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent

                                 CITIBANK, N.A.,
                              as Syndication Agent

                       THE DAI-ICHI KANGYO BANK, LIMITED,
                              as Syndication Agent



================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

SECTION 1. DEFINITIONS............................................................................................1
         1.1 Defined Terms........................................................................................1
         1.2 Other Definitional Provisions.......................................................................12

SECTION 2. AMOUNT AND TERMS OF COMMITMENT........................................................................12
         2.1 Commitments.........................................................................................12
         2.2 Revolving Credit Borrowing Procedure................................................................15
         2.3 Competitive Bid Borrowing Procedure.................................................................15
         2.4 Repayment of Loans; Evidence of Debt................................................................17
         2.5 Facility Fee; Administrative Agent's Fee............................................................18
         2.6 Utilization Fee.....................................................................................19
         2.7 Extension of Termination Date.......................................................................19
         2.8 Termination or Reduction of Commitment..............................................................20
         2.9 Optional Prepayments................................................................................21
         2.10 Conversion and Continuation Options................................................................21
         2.11 Applicable Interest Rate Margins, Facility Fee Rate and Utilization Fee............................22
         2.12 Minimum Amounts of Tranches........................................................................22
         2.13 Interest Rates and Payment Dates...................................................................23
         2.14 Computation of Interest and Fees...................................................................23
         2.15 Inability to Determine Interest Rate...............................................................24
         2.16 Pro Rata Treatment and Payments....................................................................24
         2.17 Illegality.........................................................................................25
         2.18 Requirements of Law................................................................................26
         2.19 Taxes..............................................................................................27
         2.20 Indemnity..........................................................................................30
         2.21 Actions of Banks...................................................................................30
         2.22 Lending Installations..............................................................................30
         2.23 Removal of Banks...................................................................................31
         2.24 Replacement of Banks...............................................................................31
         2.25 Swing Line Commitments.............................................................................31

SECTION 3. REPRESENTATIONS AND WARRANTIES........................................................................33
         3.1 Financial Condition.................................................................................33
         3.2 No Change...........................................................................................34
         3.3 Corporate Existence; Compliance with Law............................................................34
         3.4 Corporate Power; Authorization; Enforceable Obligations.............................................34
         3.5 No Legal Bar........................................................................................34
         3.6 No Material Litigation..............................................................................34
         3.7 No Default..........................................................................................34
         3.8 Aggregation of the Representations and Warranties Relating to Net Worth.............................35
         3.9 Federal Regulations.................................................................................35
         3.10 ERISA..............................................................................................35

                                                                         i

                                                                                                               Page
                                                                                                               ----

         3.11 Investment Company Act.............................................................................35
         3.12 Purpose of Loans...................................................................................35

SECTION 4. CONDITIONS PRECEDENT..................................................................................35
         4.1 Conditions to Initial Loans.........................................................................35
         4.2 Conditions to Each Loan.............................................................................36

SECTION 5. AFFIRMATIVE COVENANTS.................................................................................37
         5.1 Financial Statements................................................................................37
         5.2 Payment of Obligations..............................................................................38
         5.3 Conduct of Business and Maintenance of Existence....................................................38
         5.4 Notices.............................................................................................38
         5.5 Status of Obligations...............................................................................39
         5.6 Maintenance of Property.............................................................................39
         5.7 Payment of Taxes....................................................................................39
         5.8 Use of Proceeds.....................................................................................40

SECTION 6. NEGATIVE COVENANTS....................................................................................40
         6.1 Negative Pledge.....................................................................................40
         6.2 Consolidations, Mergers and Sales of Assets.........................................................42
         6.3 Net Worth...........................................................................................43

SECTION 7. EVENTS OF DEFAULT.....................................................................................43

SECTION 8. THE AGENTS............................................................................................45
         8.1 Appointment.........................................................................................45
         8.2 Delegation of Duties................................................................................45
         8.3 Exculpatory Provisions..............................................................................45
         8.4 Reliance by Administrative Agent....................................................................46
         8.5 Notice of Default...................................................................................46
         8.6 Non-Reliance on Administrative Agent and Other Banks................................................46
         8.7 Indemnification.....................................................................................47
         8.8 Administrative Agent in Its Individual Capacity.....................................................47
         8.9 Successor Administrative Agent......................................................................47

SECTION 9. MISCELLANEOUS.........................................................................................48
         9.1 Amendments and Waivers..............................................................................48
         9.2 Notices.............................................................................................49
         9.3 No Waiver; Cumulative Remedies......................................................................49
         9.4 Survival of Representations and Warranties..........................................................49
         9.5 Payment of Expenses and Taxes.......................................................................50
         9.6 Successors and Assigns; Participations; Purchasing Banks............................................50
         9.7 Dissemination of Information; Confidentiality.......................................................53
         9.8 Adjustments.........................................................................................53
         1.1 Counterparts........................................................................................54


                                                                         ii

                                                                                                               Page
                                                                                                               ----
         1.2 Severability........................................................................................54
         1.3 Integration.........................................................................................54
         1.4 GOVERNING LAW.......................................................................................54
         1.5 Submission To Jurisdiction; Waivers.................................................................55
         1.6 WAIVERS OF JURY TRIAL...............................................................................55


SCHEDULES

         I        Commitments and Bank Information
         II       List of Significant Subsidiaries

EXHIBITS

         A-1      Form of Revolving Credit Note
         A-2      Form of Competitive Bid Note
         A-3      Form of Swing Line Note
         B-1      Form of Opinion of Counsel to the Company
         B-2      Form of Opinion of Simpson Thacher & Bartlett
         C        Form of Commitment Transfer Supplement
         D-1      Form of Officer's Certificate
         D-2      Form of Secretary's Certificate
         E        Form of Incumbency Certificate
         F        Form of Borrowing Notice
         G        Form of Competitive Bid Request
         H        Form of Notice of Competitive Bid Request
         I        Form of Competitive Bid
         J        Form of Competitive Bid Accept/Reject Letter
         K        Form of Exemption Certificate

                  5-YEAR CREDIT AGREEMENT, dated as of March 28, 2000, among THE CIT GROUP, INC., a Delaware corporation (the "Company"), the several banks and other financial institutions from time to time on Schedule I to this Agreement (the "BANKS"), CHASE SECURITIES INC., as sole arranger and book manager (in such capacity, the "ARRANGER"), BARCLAYS BANK PLC, BANK OF AMERICA, N.A., CITIBANK, N.A. and THE DAI-ICHI KANGYO BANK, LIMITED, as syndication agents (in such capacity, the "SYNDICATION AGENTS") and THE CHASE MANHATTAN BANK ("CHASE"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").



                              W I T N E S S E T H :


                  WHEREAS, the Company has requested $3,670,000,000 in senior unsecured revolving credit facilities from the Banks for general corporate purposes; and

                  WHEREAS, the Banks are willing to provide the requested senior unsecured revolving credit facilities on the terms and conditions set forth herein;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                             Section 1. DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

                  "ADDITIONAL BANK":  as defined in subsection 2.1(c)(ii).

                  "ADDITIONAL BANK AGREEMENT": as defined in subsection 2.1(c)(ii).

                  "ADMINISTRATIVE AGENT":  as defined in the preamble hereto.

                  "AFFILIATE": as to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

                  "AGENTS": the collective reference to the Administrative Agent, the Syndication Agents and the Arranger.

                  "AGGREGATE AVAILABLE COMMITMENT": at any time, the excess, if any, of (a) the Aggregate Commitment over (b) the aggregate principal amount of all Loans then outstanding.

                  "AGGREGATE COMMITMENT": the aggregate amount of the Banks' Commitments.

                  "AGGREGATE FACILITIES COMMITMENT": the sum of (a) the Aggregate Commitment PLUS (b) the 364-Day Aggregate Commitment.

                  "AGGREGATE OUTSTANDING EXTENSIONS OF CREDIT": as to any Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans (other than Swing Line Loans) made by such Bank then outstanding and (b) such Bank's Commitment Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "AGREEMENT": this 5-Year Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "AGREEMENT ACCOUNTING PRINCIPLES": GAAP applied in a manner consistent with those principles used in the preparation of the financial statements referred to in subsection 3.1.

                  "APPLICABLE EURODOLLAR MARGIN":  as defined in subsection
         2.11.

                  "APPLICABLE FACILITY FEE RATE": as defined in subsection 2.11.

                  "APPLICABLE MARGIN": as defined in subsection 2.11.

                  "APPLICABLE RATE":  as defined in subsection 2.11.

                  "APPLICABLE UTILIZATION FEE RATE": as defined in subsection 2.11.

                  "ARRANGER": as defined in the preamble hereto.

                  "BANKS":  as defined in the preamble hereto.

                  "BARCLAYS":  Barclays Bank PLC.

                  "BASE RATE": a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Corporate Base Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Corporate Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Corporate Base Rate or the Federal Funds Effective Rate, respectively. The Administrative Agent will give notice promptly to the Company and the Banks of changes in the Base Rate.

                  "BASE RATE LOAN": any Revolving Credit Loan bearing interest at a rate determined by reference to the Base Rate in accordance with
         Section 2.

                  "BOFA": Bank of America, N.A.

                  "BORROWING": a group of Loans of a single type made by the Banks (or, in the case of a Competitive Bid Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to subsection 2.3) on a single date and as to which a single Interest Period is in effect.

                  "BORROWING DATE": a date on which a Borrowing is made hereunder.

                  "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "CHASE": as defined in the preamble hereto.

                  "CITIBANK":  Citibank, N.A.

                  "CLOSING DATE": the date on which the conditions precedent set forth in subsection 4.1 are satisfied.

                  "CODE": the Internal Revenue Code of 1986, as amended from time to time.


                  "COMMITMENT": as to any Bank, the obligation of such Bank to make Revolving Credit Loans to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I, as the same may be increased from time to time in accordance with subsection 2.1(c) or decreased or terminated from time to time in accordance with subsection 2.8.

                  "COMMITMENT INCREASE SUPPLEMENT": as defined in subsection 2.1(c)(ii).

                  "COMMITMENT PERCENTAGE": as to any Bank at any time, the percentage of the Aggregate Commitment then constituted by such Bank's Commitment, or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Bank's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding (including, with respect to each Bank other than a Swing Line Bank, such Bank's participating interest in outstanding Swing Line Loans and excluding, with respect to each Swing Line Bank, the aggregate amount of participating interests held by other Banks in such Swing Line Bank's Swing Line Loans).

                  "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Aggregate Commitment shall terminate as provided herein.

                  "COMMITMENT TRANSFER SUPPLEMENT": as defined in subsection 9.6(c).

                  "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

                  "COMPETITIVE BID": an offer by a Bank to make a Competitive Bid Loan pursuant to subsection 2.3.

                  "COMPETITIVE BID ACCEPT/REJECT LETTER": a notification made by the Company pursuant to subsection 2.3(d) in the form of Exhibit J.

                  "COMPETITIVE BID BORROWING": a Borrowing consisting of a Competitive Bid Loan or concurrent Competitive Bid Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted by the Company under the bidding procedure described in subsection 2.3.

                  "COMPETITIVE BID LOAN": a Loan made by a Bank to the Company pursuant to the bidding procedure described in subsection 2.3. Each Competitive Bid Loan shall be a Eurodollar Competitive Bid Loan or a Fixed Rate Loan.

                  "COMPETITIVE BID MATURITY DATE": as to each Competitive Bid Loan, the maturity date specified by the Company for such Competitive Bid Loan in the related Competitive Bid Request.

                  "COMPETITIVE BID RATE": as to any Competitive Bid made by a Bank pursuant to subsection 2.3(b), (i) in the case of a Eurodollar Competitive Bid Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Bank making such Competitive Bid.

                  "COMPETITIVE BID REQUEST": a request made pursuant to subsection 2.3 in the form of Exhibit G.

                  "CONTINUING BANKS": as defined in subsection 2.7(a).

                  "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CORPORATE BASE RATE": the rate of interest from time to time announced by Chase at its principal office as its prime commercial lending rate.

                  "DEFAULT": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "DKB": The Dai-Ichi Kangyo Bank, Limited.

                  "DOLLARS" and "$": dollars in lawful currency of the United States.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EURODOLLAR BORROWING": a Borrowing comprised of Eurodollar Loans.

                  "EURODOLLAR COMPETITIVE BID BORROWING": a Borrowing comprised of Eurodollar Competitive Bid Loans.

                  "EURODOLLAR COMPETITIVE BID LOAN": any Competitive Bid Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Section 2.

                  "EURODOLLAR LOAN": any Eurodollar Competitive Bid Loan or Eurodollar Revolving Credit Loan.

                  "EURODOLLAR RATE": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "EURODOLLAR RATE" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, the "EURODOLLAR RATE" shall instead be the rate per annum equal to the average (rounded to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Banks as the rate at which such Reference Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "EURODOLLAR REVOLVING CREDIT BORROWING": a Borrowing comprised of Eurodollar Revolving Credit Loans.

                  "EURODOLLAR REVOLVING CREDIT LOAN": any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Section 2.

                  "EVENT OF DEFAULT": any of the events specified in Section 7, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "EXISTING CREDIT AGREEMENTS": (i) $1,740,000,000 Third Amended and Restated Credit Agreement, dated as of April 23, 1999, among the Company, the lenders party thereto and The Chase Manhattan Bank, as administrative agent; (ii) $1,535,000,000 Amended and Restated Credit Agreement, dated as of April 9, 1999, among AT&T Capital Corporation, Newcourt Credit Group, Inc., Newcourt Credit Group USA Inc., the lenders party thereto and Morgan Guaranty Trust Company of New York, as administrative agent; and (iii) $3,720,000,000 Amended and Restated Credit Agreement, dated as of April 25, 1997, among the Company, the lenders party thereto and The Chase Manhattan Bank, as administrative agent.

                  "EXTENSION NOTICE": as defined in subsection 2.7(a).

                  "FEDERAL FUNDS EFFECTIVE RATE": for any day, a rate per annum equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day at approximately 10:00 A.M., New York City time, on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FEE PAYMENT DATE": the last day of each calendar quarter, commencing March 31, 2000, and the Termination Date.

                  "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "FIXED RATE BORROWING": a Borrowing comprised of Fixed Rate Loans.

                  "FIXED RATE LOAN": any Competitive Bid Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Bank making such Loan in its Competitive Bid.

                  "GAAP": generally accepted accounting principles in the United States in effect from time to time.

                  "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HEDGING AGREEMENT": any swap, cap, collar, floor or other hedging agreement in respect of interest rates or currency exchange rates. For purposes of this Agreement, the amount of any obligations or liabilities in respect of any Hedging Agreement shall be the amounts, including any termination payments, that would be required to be paid to a counterparty upon early termination (in accordance with customary industry standards) rather than any notional amount with regard to which payments may be calculated.

                  "INCREASING BANK": as defined in subsection 2.1(c)(ii).

                  "INDEBTEDNESS": of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person's business, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual statutory Liens arising in the ordinary course of business), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) capitalized lease obligations, (vi) contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes contingently liable upon; provided that any Indebtedness owing by the Company to any of its Subsidiaries or by any Subsidiary of the Company to the Company or by any Subsidiary of the Company to any other Subsidiary of the Company or any contingent obligation in respect thereof shall not constitute Indebtedness for purposes of this Agreement, and (vii) obligations for which such Person is obligated in respect of a letter of credit. For purposes of this Agreement, Indebtedness shall not include (A) any indebtedness of such Person to the extent (I) such indebtedness does not appear on the financial statement of such Person, (II) such indebtedness is recourse only to certain assets of such Person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such Person net of such indebtedness, or (B) any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) which are primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial assets which have been sold or transferred by the Company or any Subsidiary in securitization transactions which, in accordance with GAAP, are accounted for as sales for financial reporting purposes. It is understood and agreed that (1) the amount of any Indebtedness described in clause (iii) for which recourse is limited to certain property of such Person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such Person securing such obligation, and (2) the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such Person's maximum, reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last day of each calendar quarter during which such Loan is outstanding and the Termination Date, (b) as to any Loan other than a Base Rate Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months been applicable to such Loan and, in addition, the date the Company converts any Loan into a Loan of a different Type or having a different Interest Period and (c) as to any Swing Line Loan, the last day of each calendar month (or, if such day is not a Business Day, the Business Day first preceding such day) while such Swing Line Loan is outstanding and the date of payment in full of such Swing Line Loan.

                  "INTEREST PERIOD":

                  (a) with respect to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter in the case of a Eurodollar Revolving Credit Loan, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect thereto; and

                  (b) with respect to any Fixed Rate Loan, the period commencing on the date of such Loan and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than fifteen days after the date of such Loan;

         PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (A) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                  (B) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                  (C) any Interest Period pertaining to a Eurodollar Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month.

                  "LENDING INSTALLATION": any branch or office of any Bank selected by such Bank to be a Lending Installation in accordance with subsection 2.22.

                  "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "LOAN": a Competitive Bid Loan, a Revolving Credit Loan or a Swing Line Loan, whether made as a Eurodollar Loan, a Fixed Rate Loan or a Base Rate Loan, as permitted hereby.

                  "LT RATING": the rating of senior, unsecured long-term indebtedness for borrowed money of the Company, without third-party credit enhancement.

                  "MARGIN": as to any Eurodollar Competitive Bid Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "MATERIAL ADVERSE EFFECT": (a) a material adverse effect on the ability of the Company to perform its obligations under this Agreement (other than any such material adverse effect arising as a result of a general disruption in capital markets), or (b) a material adverse effect on the validity or enforceability against the Company of this Agreement or the material rights or remedies of the Administrative Agent or the Banks hereunder.

                  "MATURING SWING LINE LOANS": as defined in subsection 2.25(c).

                  "MOODY'S": Moody's Investors Service, Inc. and its successors.

                  "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "NET WORTH": at any date of determination, total shareholders' equity of the Company and its Subsidiaries on a consolidated basis determined in accordance with Agreement Accounting Principles.

                  "NON-EXTENDING BANKS": as defined in subsection 2.7(a).

                  "OTHER BANK": as defined in subsection 2.1(c)(i).

                  "PARTICIPANT": as defined in subsection 9.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "REFERENCE BANKS":  Chase, Barclays, BofA, Citibank and DKB.

                  "REGISTER":  as defined in subsection 9.6(d).

                  "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System.

                  "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsection .23, .24, .26, .28 or .30 of PBGC Reg. ss4043.

                  "REQUIRED BANKS": at a particular time, Banks whose Commitment Percentages aggregate at least 51% or, if the Aggregate Commitment has been terminated or for purposes of any decision to accelerate the Loans pursuant to Section 7, Banks in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Loans.

                  "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any material portion of its property or to which such Person or any material portion of its property is subject.

                  "RESPONSIBLE OFFICER": the chief executive officer, the vice chairman, the president, any vice president of the Company or, with respect to financial matters, (a) the chief financial officer of the Company, (b) the treasurer of the Company, or (c) the controller of the Company.

                  "REVOLVING CREDIT BORROWING": a Borrowing consisting of simultaneous Revolving Credit Loans from each of the Banks.

                  "REVOLVING CREDIT LOAN": a revolving credit loan made by a Bank to the Company pursuant to subsection 2.1. Each Revolving Credit Loan shall be a Eurodollar Revolving Credit Loan or a Base Rate Loan.

                  "SEC": the Securities and Exchange Commission and any succeeding or analogous governmental body or agency.

                  "S&P": Standard and Poor's Ratings Services and its successors.

                  "SIGNIFICANT SUBSIDIARIES": (i) any Subsidiary listed on
         Schedule II attached hereto, and (ii) any other Subsidiary which fits the definition of Significant Subsidiary contained in Rule 1-02 of Regulation S-X promulgated by the SEC, other than a Subsidiary that is a special purpose entity formed for the purpose of securitizing, selling for securitization or otherwise facilitating the securitization of assets of the Company or any other Subsidiary.

                  "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                  "SWING LINE BANKS": initially, Chase and any other Bank that the Administrative Agent, the Company and such Bank may from time to time agree to designate as a Swing Line Bank.

                  "SWING LINE COMMITMENT": initially, the amount set forth on
         Schedule I opposite the initial Swing Line Bank's name, and, in the event that any additional Swing Line Bank is designated as described in the definition of "Swing Line Banks", the amount agreed upon by the Company, the Administrative Agent and such Swing Line Bank.

                  "SWING LINE LOANS":  as defined in subsection 2.25(a).

                  "SYNDICATION AGENT": as defined in the preamble hereto.

                  "TERMINATION DATE": March 28, 2005, as such date may be extended from time to time in accordance with subsection 2.7.

                  "364-DAY AGGREGATE COMMITMENT": the aggregate commitment of the banks party to the 364-Day Credit Agreement to make loans to the Company pursuant to the terms thereof.

                  "364-DAY CREDIT AGREEMENT": the 364-Day Credit Agreement, dated as of March 28, 2000, among the Company, the banks parties thereto, Chase Securities Inc., as sole arranger and book manager, Barclays Bank Plc, Bank of America, N.A., Citibank, N.A. and The Dai-Ichi Kangyo Bank, Limited, as syndication agents and Chase, as administrative agent.

                  "TRANCHE": the collective reference to Loans or portions thereof the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "TRANSFER EFFECTIVE DATE": as defined in subsection 9.6(c).

                  "TRANSFEREE":  as defined in subsection 9.6(f).

                  "TYPE": when used in respect of any Loan or Borrowing, means the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the Eurodollar Rate, the Base Rate and any fixed rate.

                  "UNITED STATES":  the United States of America.

                  "UTILIZATION FEE":  as defined in subsection 2.6.

                  "WORKING DAY": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                  1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 COMMITMENTS. (a) Subject to the terms and conditions hereof, each Bank severally agrees to make Revolving Credit Loans to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Commitment MINUS such Bank's Commitment Percentage of the aggregate principal amount of the Swing Line Loans then outstanding. Notwithstanding anything to the contrary contained in this subsection 2.1, at no time shall the Aggregate Outstanding Extensions of Credit of all Banks exceed the Aggregate Commitment. During the Commitment Period the Company may borrow, pay or prepay and reborrow hereunder, all in accordance with the terms and conditions set forth in this Agreement.

                  (b) The Revolving Credit Loans may from time to time be Eurodollar Revolving Credit Loans and/or Base Rate Loans, as determined by the Company and notified to the Administrative Agent in accordance with subsections
2.2 and 2.10, PROVIDED that no Loan
shall be made as a Eurodollar Revolving Credit Loan after the day that is one month prior to the Termination Date.

                  (c) (i) Notwithstanding anything to the contrary contained in this Agreement, the Company may request from time to time that the Aggregate Facilities Commitment be increased by an amount not less than $50,000,000 or a whole multiple of $10,000,000 in excess thereof, provided that (A) the Company may only request such an increase once in any six-month period and in no event shall the Aggregate Facilities Commitment exceed $10,000,000,000 and (B) the Aggregate Commitment and the 364-Day Aggregate Commitment, if the 364-Day Credit Agreement is in effect, shall be increased pro rata as a result of any such request. Such increase in the Aggregate Commitment shall be effected as follows: the Company may (I) request one or more of the Banks to increase the amount of its Commitment (which request shall be in writing and sent to the Administrative Agent to forward to such Bank or Banks) and/or (II) arrange for one or more banks or financial institutions not a party hereto (an "OTHER BANK") to become parties to and lenders under this Agreement, PROVIDED that (w) the Agent shall have approved such Other Bank, which approval shall not be unreasonably withheld, (x) the minimum Commitment of such Other Bank equals or exceeds $15,000,000, (y) after giving effect to such increase, no Bank shall have a Commitment hereunder which exceeds an amount equal to 20% of the Aggregate Commitment and (z) each Bank (including each Increasing Bank and Additional
Bank) shall commit to make loans PRO RATA pursuant to this Agreement and the 364-Day Credit Agreement, if such agreement is in effect. In no event may any Bank's Commitment be increased without the prior written consent of such Bank, and the failure of any Bank to respond to the Company's request for an increase shall be deemed a rejection by such Bank of the Company's request. The Aggregate Commitment may not be increased if, at the time of any proposed increase hereunder, a Default or Event of Default has occurred and is continuing, or either of the Company's LT Ratings from Moody's or S&P are less than A3 or A-, respectively. Upon any request by the Company to increase the Aggregate Commitment hereunder, the Company shall be deemed to have represented and warranted on and as of the date of such request that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Bank shall have any obligation whatsoever to increase the amount of its Commitment, and each Bank may at its option, unconditionally and without cause, decline to increase its Commitment.

                  (ii) If any Bank is willing, in its sole and absolute discretion, to increase the amount of its Commitment hereunder (such a Bank hereinafter referred to as an "INCREASING BANK"), it shall enter into a written agreement to that effect with the Company and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (a "COMMITMENT INCREASE SUPPLEMENT"), which agreement shall specify, among other things, the amount of the increased Commitment of such Increasing Bank. Upon the effectiveness of such Increasing Bank's increase in Commitment, Schedule I hereto shall, without further action, be deemed to have been amended as appropriate to reflect the increased Commitment of such Increasing Bank. Any Other Bank which is willing to become a party hereto and a lender hereunder and that has been approved by the Agent (which approval shall not be unreasonably withheld) shall enter into a written agreement with the Company and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (an "ADDITIONAL BANK AGREEMENT"), which agreement shall specify, among other things, its Commitment hereunder.

When such Other Bank becomes a Bank hereunder as set forth in the Additional Bank Agreement, Schedule I shall, without further action, be deemed to have been amended as appropriate to reflect the Commitment of such Other Bank. Upon the execution by the Administrative Agent, the Company and such Other Bank of such Additional Bank Agreement, such Other Bank shall become and be deemed a party hereto and a "Bank" hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Banks set forth in this Agreement, and its Commitment shall be the amount specified in its Additional Bank Agreement. Each Other Bank which executes and delivers an Additional Bank Agreement and becomes a party hereto and a "Bank" hereunder pursuant to such Additional Bank Agreement is hereinafter referred to as an "ADDITIONAL BANK."

                  (iii) In no event shall an increase in a Bank's Commitment or the Commitment of an Other Bank pursuant to this subsection 2.1(c) become effective until the Administrative Agent shall have received a favorable written opinion of counsel for the Company, addressed to the Banks, with respect to the matters set forth in paragraphs 2 and 3 of Exhibit B-1 as they relate to this Agreement and the borrowings hereunder after giving effect to the increase in the Aggregate Commitment resulting from the increase in such Bank's Commitment or the extension of a Commitment by such Other Bank. In no event shall an increase in a Bank's Commitment or the Commitment of an Other Bank which results in the Aggregate Commitment exceeding the amount which is authorized at such time in resolutions previously delivered to the Administrative Agent become effective until the Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors or the Executive Committee of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company. Concurrently with the execution by an Increasing Bank of a Commitment Increase Supplement or by an Additional Bank of an Additional Bank Agreement, the Company shall make such borrowing from such Increasing Bank or Additional Bank, and/or shall make such prepayment of outstanding Revolving Credit Loans, as shall be required to cause the aggregate outstanding principal amount of Revolving Credit Loans owing to each Bank (including each such Increasing Bank and Additional
Bank) to be proportional to such Bank's share of the Aggregate Commitment after giving effect to any increase thereof. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense incurred as a result of any such prepayment in accordance with subsection 2.20, as applicable.

                  (iv) No Other Bank may become an Additional Bank unless the Administrative Agent and the Company consent (which consent of the Administrative Agent shall not be unreasonably withheld) thereto by executing the Additional Bank Agreement signed by such bank or financial institution (or counterparts thereof), but no consent of any of the other Banks hereunder shall be required therefor. In no event shall the Commitment of any Bank be increased by reason of any bank or financial institution becoming an Additional Bank, or otherwise, but the Aggregate Commitment shall be increased by the amount of each Additional Bank's Commitment. Upon any Bank entering into a Commitment Increase Supplement or any Additional Bank becoming a party hereto, the Administrative Agent shall notify each other Bank thereof and shall deliver to each Bank a copy of the Additional Bank Agreement executed by such Additional Bank and the Commitment Increase Supplement executed by such Increasing Bank.

                  (v) Notwithstanding anything to the contrary contained in this Agreement, the Aggregate Commitment shall be increased as a result of an increase in the 364-Day Aggregate Commitment pursuant to subsection 2.1(c)(i) of the 364-Day Credit Agreement. Any such increase in the Aggregate Commitment shall be made in accordance with the requirements of this subsection 2.1(c).

                  2.2 REVOLVING CREDIT BORROWING PROCEDURE. Subject to the terms and conditions hereof, the Company may request Revolving Credit Loans during the Commitment Period on any Working Day, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or on any Business Day, otherwise, PROVIDED that the Company shall give the Administrative Agent irrevocable notice, substantially in the form of Exhibit F, (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time,
(a) three Working Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Revolving Credit Loans or
(b) on the Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the Borrowing is to be of Eurodollar Revolving Credit Loans, Base Rate Loans or a combination thereof and
(iv) if the Borrowing is to be entirely or partly of Eurodollar Revolving Credit Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each Borrowing of Revolving Credit Loans shall be in an amount equal to (x) in the case of Base Rate Loans, $25,000,000 or a whole multiple of $5,000,000 in excess thereof (or, if the then Aggregate Available Commitment is less than $25,000,000, such lesser amount) and (y) in the case of Eurodollar Revolving Credit Loans, $25,000,000 or a whole multiple of $5,000,000 in excess thereof ; PROVIDED, that the Swing Line Banks may request, on behalf of the Company, borrowings under the Aggregate Commitment which are Base Rate Loans in other amounts pursuant to subsection 2.25(c). Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify the Lending Installation of each Bank thereof. Each Bank will make the amount of its pro rata share of each Borrowing of Revolving Credit Loans available to the Administrative Agent at the office of the Administrative Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The Administrative Agent shall make the funds so received from the Banks immediately available to the Company at the Administrative Agent's aforesaid address or to an account designated by the Company.

                  2.3 COMPETITIVE BID BORROWING PROCEDURE. (a) To request Competitive Bids, the Company shall deliver to the Administrative Agent a Competitive Bid Request, substantially in the form of Exhibit G, to be received by the Administrative Agent (i) in the case of a Eurodollar Competitive Bid Borrowing, not later than 10:00 a.m, New York City time, four Working Days before a proposed Competitive Bid Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m, New York City time, one Business Day before a proposed Competitive Bid Borrowing. No Base Rate Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit G may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Company of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business Day and, in the case of a Eurodollar Competitive Bid Loan, a Working Day) and the aggregate principal amount thereof, which shall be a minimum principal amount of $25,000,000 and in an integral multiple of $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments) and which will not cause the Aggregate Outstanding Extensions of Credit of all Banks to exceed the Aggregate Commitment, and (z) the Interest Period with respect thereto (which may not end after the Termination Date). The Competitive Bid Maturity Date for each Competitive Bid Loan shall be the date set forth therefor in the relevant Competitive Bid Request, which date shall be not less than fifteen days after the date of the Competitive Bid Borrowing and, in any event, shall not be later than the Termination Date. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit H) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to the Competitive Bid Request.

                  (b) Each Bank may, in its sole discretion, make one or more Competitive Bids to the Company responsive to a Competitive Bid Request. Each Competitive Bid by a Bank must be received by the Administrative Agent via telecopier, in the form of Exhibit I, (i) in the case of a Eurodollar Competitive Bid Borrowing, not later than 9:30 a.m., New York City time, three Working Days before a proposed Competitive Bid Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Bid Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit I may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Company, and the Administrative Agent shall notify the Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in integral multiples of $1,000,000, which may exceed such Bank's Commitment and which may equal the entire principal amount of the Competitive Bid Borrowing requested by the Company) of the Competitive Bid Loan or Loans that the applicable Bank is willing to make to the Company, (y) the Competitive Bid Rate or Rates at which such Bank is prepared to make the Competitive Bid Loan or Loans and (z) the Interest Period and the last day thereof. A Competitive Bid submitted by a Bank pursuant to this paragraph
(b) shall be irrevocable.

                  (c) The Administrative Agent shall promptly notify the Company by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each bid. The Administrative Agent shall send a copy of all Competitive Bids (or a summary of such bids) to the Company for its records as soon as practicable after completion of the bidding process set forth in this subsection 2.3.

                  (d) The Company may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Company shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of the bids referred to in paragraph
(c) above, (x) in the case of a Eurodollar Competitive Bid Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Bid Borrowing and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Bid Borrowing; PROVIDED, HOWEVER, that (i) the failure by the Company to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Company shall not accept a bid made at a particular Competitive Bid Rate if the Company has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Company shall accept a bid or bids made at a particular Competitive Bid Rate and such bid or bids would cause the total amount of accepted bids to exceed the amount specified in the Competitive Bid Request, then the aggregate amount of the bids made at such Competitive Bid Rates shall be reduced ratably as necessary to eliminate such excess, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; PROVIDED FURTHER, HOWEVER, that if a Competitive Bid Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Bid Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amount shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Company. A notice given by the Company pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

                  (f) A Competitive Bid Request shall not be made within two Business Days after the date of any previous Competitive Bid Request.

                  (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Bank, it shall submit such bid directly to the Company one quarter of an hour earlier than the latest time at which the other Banks are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

                  (h) All notices required by this subsection 2.3 shall be given in accordance with subsection 9.2.

                  2.4 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) The Company unconditionally promises to pay to the Administrative Agent for the account of the relevant Bank (i) on the Termination Date (or such earlier date as the Loans become due and payable pursuant to subsection 2.9 or Section 7), the unpaid principal amount of each Revolving Credit Loan and Swing Line Loan made to it by such Bank or Swing Line Bank, respectively, and (ii) on the last day of the Interest Period thereof, the unpaid principal amount of each Competitive Bid Loan made to it by such Bank. The Company shall have no right to prepay any principal of any Competitive Bid Loan. The Company further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.13.

                  (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Company to such Bank resulting from the Loans made by such Bank to the Company, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

                  (c) The Administrative Agent shall maintain the Register pursuant to subsection 9.6(d), and a subaccount for each Bank, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, whether such Loan is a Revolving Credit Loan, Swing Line Loan or a Competitive Bid Loan, the Type of each Loan made and the Interest Period or maturity date (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Company and each Bank's share thereof.

                  (d) The entries made in the Register and the accounts maintained pursuant to paragraphs (b) and (c) of this subsection shall be prima facie evidence of the items contained therein; PROVIDED, HOWEVER, that the failure of any Bank or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loan made to the Company by such Bank in accordance with the terms of this Agreement.

                  (e) If requested by any Bank for purposes of subsection 9.6(g), the Company shall execute and deliver, at the Company's expense, to such Bank (and deliver a copy thereof to the Administrative Agent) one or more promissory notes evidencing the Loans owing to such Bank pursuant to this Agreement. Any such note shall be substantially in the form of Exhibit A-1, A-2 or A-3, as applicable, and shall be entitled to all of the rights and benefits of this Agreement.

                  2.5 FACILITY FEE; ADMINISTRATIVE AGENT'S FEE. (a) The Company agrees to pay to the Administrative Agent for the account of each Bank a non-refundable facility fee at the Applicable Facility Fee Rate per annum on the daily average amount of such Bank's Commitment (whether borrowed or unborrowed) from and including the date hereof to and excluding the Termination Date, payable quarterly in arrears on each Fee Payment Date.

                  (b) The Company will pay to the Administrative Agent, for its own account, an agent's fee equal to the amount agreed upon in writing between the Company and the Administrative Agent, payable to the Administrative Agent in such manner as the Company and the Administrative Agent may agree. Each Bank acknowledges that the Administrative Agent is being paid certain other fees for its own account in connection with the financing pursuant to this Agreement in addition to the fees described in this Agreement.

                  2.6 UTILIZATION FEE. If the average daily aggregate principal amount of the Loans outstanding for the calendar quarter preceding a Fee Payment Date (or such shorter period beginning with the date hereof or ending with the Termination Date) is in excess of 50% of the average daily Aggregate Commitment for such calendar quarter or period, the Company agrees to pay to the Administrative Agent for the account of the Banks a non-refundable utilization fee (the "UTILIZATION FEE") at the Applicable Utilization Fee Rate on such average daily aggregate principal amount of the Loans during such calendar quarter (or shorter period), payable in arrears on each Fee Payment Date.

                  2.7 EXTENSION OF TERMINATION DATE. (a) The Company may, by written notice to the Administrative Agent (such notice being an "EXTENSION NOTICE"), request the Banks to consider an extension of the then applicable Termination Date to a date one year after the then applicable Termination Date. The Administrative Agent shall promptly transmit any Extension Notice to each Bank. Each Bank shall notify the Administrative Agent whether it wishes to extend the then applicable Termination Date no later than thirty days after a Bank's receipt of the Extension Notice from the Administrative Agent, and any such notice given by a Bank to the Administrative Agent, once given, shall be irrevocable as to such Bank. Any Bank which does not expressly notify the Administrative Agent within such 30 day period that it wishes to so extend the then applicable Termination Date shall be deemed to have rejected the Company's request for extension of such Termination Date. Banks consenting to extend the then applicable Termination Date are hereinafter referred to as "CONTINUING BANKS", and Banks declining to consent to extend such Termination Date (or Banks deemed to have so declined) are hereinafter referred to as "NON-EXTENDING BANKS". If the Required Banks have elected (in their sole and absolute discretion) to so extend the Termination Date, the Administrative Agent shall notify the Company of such election by such Required Banks no later than forty days after the Administrative Agent's receipt of the Extension Notice from the Company, and effective on the date of such notice by the Administrative Agent to the Company, the Termination Date shall be automatically and immediately so extended. No extension will be permitted hereunder without the consent of the Required Banks and in no event shall the Termination Date be extended beyond March 28, 2006. Upon the delivery of an Extension Notice and upon the extension of the Termination Date pursuant to this subsection 2.7, the Company shall be deemed to have represented and warranted on and as of the date of such Extension Notice and the effective date of such extension, as the case may be, that no Default or Event of Default has occurred and is continuing. Notwithstanding anything contained in this Agreement to the contrary, no Bank shall have any obligation to extend the Termination Date, and each Bank may at its option, unconditionally and without cause, decline to extend the Termination Date.

                  (b) If the Termination Date shall have been extended in accordance with subsection 2.7(a), all references herein to the "Termination Date" shall refer to the Termination Date as so extended.

                  (c) If any Bank shall determine not to extend the Termination Date as requested by any Extension Notice given by the Company pursuant to subsection 2.7(a), the Commitment of such Bank shall terminate on the Termination Date without giving any effect to such proposed extension, and the Company shall on such date pay to the Administrative Agent, for the account of such Bank, the principal amount of, and accrued interest on, such Bank's

Loans, together with any amounts payable to such Bank pursuant to subsection
2.20 and any fees or other amounts owing to such Bank under this Agreement; PROVIDED that if the Company has replaced such Non-Extending Bank pursuant to subsection 2.7(d) below then the provisions of such subsection shall apply. The Aggregate Commitment shall be reduced by the amount of the Commitment of such Non-Extending Bank to the extent the Commitment of such Non-Extending Bank has NOT been transferred to one or more Continuing Banks pursuant to subsection 2.7(d) below.

                  (d) A Non-Extending Bank shall be obligated, at the request of the Company and subject to payment by the Company to the Administrative Agent for the account of such Non-Extending Bank the principal amount of, and accrued interest on, such Bank's Loans, together with any amounts payable to such Bank pursuant to subsection 2.20 and any fees or other amounts owing to such Bank under this Agreement, to transfer without recourse, representation, warranty (other than good title to its Loans) or expense to such Non-Extending Bank, at any time prior to the Termination Date applicable to such Non-Extending Bank, all of its rights and obligations hereunder to another financial institution or group of financial institutions nominated by the Company and willing to participate in the facility in the place of such Non-Extending Bank; PROVIDED that, if such transferee is not a Bank, such transferee(s) satisfies all the requirements of this Agreement and the Administrative Agent shall have consented to such transfer, which consent shall not be unreasonably withheld. Each such transferee shall become a Continuing Bank hereunder in replacement of the Non-Extending Bank and shall enjoy all rights and assume all obligations on the part of the Banks set forth in this Agreement. Simultaneously with such transfer, each such transferee shall execute and deliver to the Administrative Agent a written agreement assuming all obligations of the Non-Extending Bank it is replacing set forth in this Agreement, which agreement shall be reasonably satisfactory in form and substance to the Administrative Agent.

                  (e) If the Termination Date shall have been extended in respect of Continuing Banks in accordance with subsection 2.7(a), any notice of borrowing pursuant to subsection 2.2 or 2.3 specifying a Borrowing Date occurring after the Termination Date applicable to a Non-Extending Bank or requesting an Interest Period extending beyond such date shall (a) have no effect in respect of such Non-Extending Bank and (b) not specify a requested aggregate principal amount exceeding the Aggregate Available Commitment (calculated on the basis of the Commitments of the Continuing Banks).

                  2.8 TERMINATION OR REDUCTION OF COMMITMENTS. The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Aggregate Commitment or, from time to time, to reduce the amount of the Aggregate Commitment, PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made in respect of the Loans on the effective date of such termination or reduction, (i) the Aggregate Outstanding Extensions of Credit would exceed the Aggregate Commitment then in effect and (ii) the proportion of the Aggregate Commitment in relation to the 364-Day Aggregate Commitment, if the 364-Day Credit Agreement is in effect, shall differ from such proportion on the Closing Date. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.

                  2.9 OPTIONAL PREPAYMENTS OF REVOLVING CREDIT LOANS. The Company may at any time and from time to time prepay the Revolving Credit Loans and the Swing Line Loans, in whole or in part, without premium or penalty, upon at least two Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Base Rate Loans, Eurodollar Revolving Credit Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments, except in the case of Swing Line Loans, shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Swing Line Loans may be prepaid without notice. Prepayments made in respect of any Eurodollar Loans on any day other than the last day of the applicable Interest Period shall be accompanied by amounts, if any, payable pursuant to subsection 2.20(d). The Company shall not have the right to prepay any Competitive Bid Borrowing.

                  2.10 CONVERSION AND CONTINUATION OPTIONS. (a) The Company may elect from time to time to convert Eurodollar Revolving Credit Loans to Base Rate Loans by giving the Administrative Agent at least one Business Day's prior irrevocable notice of such election, PROVIDED that any such conversion of Eurodollar Revolving Credit Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Base Rate Loans to Eurodollar Revolving Credit Loans by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Revolving Credit Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding Eurodollar Revolving Credit Loans and Base Rate Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurodollar Revolving Credit Loan when any Event of Default has occurred and is continuing unless the Administrative Agent or the Required Banks have determined that such a conversion is appropriate, (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.12 shall not have been contravened and (iii) no Revolving Credit Loan may be converted into a Eurodollar Revolving Credit Loan after the date that is one month prior to the Termination Date.

                  (b) Any Eurodollar Revolving Credit Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurodollar Revolving Credit Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Banks have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 2.12 would be contravened or (iii) after the date that is one month prior to the Termination Date. If the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to Base Rate Loans on the last day of such then expiring Interest Period.

                  2.11 APPLICABLE INTEREST RATE MARGINS, FACILITY FEE RATE AND UTILIZATION FEE. The Applicable Eurodollar Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate (the Applicable Eurodollar Margin, the Applicable Facility Fee Rate and the Applicable Utilization Fee Rate, individually or collectively, the "APPLICABLE MARGIN" or "APPLICABLE RATE") shall be equal to the percentage per annum set forth in the appropriate column in the table below, relating to the Company's LT Rating by S&P and Moody's. For purposes of determining the Applicable Margin or the Applicable Rate, (i) if any of the Company's LT Ratings appears in more than one column of the table, the Applicable Margin and the Applicable Rates will be based on the column which includes the lower rating, (ii) if Moody's or S&P shall not have in effect a LT Rating (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a LT Rating one level lower than the LT Rating of either Moody's or S&P, as the case may be, that remains in effect, (iii) the Applicable Margin and the Applicable Rates shall be subject to adjustment (upwards or downwards, as appropriate), effective as of the date on which S&P or Moody's announces a rating change which results in a change in the Applicable Margin and the Applicable Rates, and (iv) if the rating system of either S&P or Moody's shall change, or if either S&P or Moody's shall cease to be in the business of rating corporate debt obligations, amendments shall be negotiated in good faith (and shall be effective only upon approval by the Company and the Required Banks) to the references to specific ratings in the table below to reflect such changed rating system or the unavailability of ratings from such rating agency.

                                LEVEL 1          LEVEL 2         LEVEL 3             LEVEL 4          LEVEL 5
                                -------          -------         -------             -------          -------
S&P-LT Rating:                  AA- or           A               A-                  BBB+             BBB or
                                better                                                                below

Moody's-LT Rating:              Aa3 or           A2              A3                  Baa1             Baa2 or
                                better                                                                below

Applicable Eurodollar           .17%             .21%            .25%                .325%            .45%
Margin

Applicable Facility             .08%             .09%            .10%                .125%            .175%
Fee Rate

Applicable Utilization          .05%             .05%            .05%                .125%            .125%
Fee Rate


As provided in subsection 2.13(b), an applicable margin shall not be added to Base Rate Loans.

                  2.12 MINIMUM AMOUNTS OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $25,000,000 or a whole multiple of $5,000,000 in excess thereof.

                  2.13 INTEREST RATES AND PAYMENT DATES. (a) The Loans comprising each Eurodollar Borrowing shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to (i) in the case of each Eurodollar Revolving Credit Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) in the case of each Eurodollar Competitive Bid Loan, the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Bank making such Loan and accepted by the Company pursuant to subsection 2.3.

                  (b) Each Base Rate Loan shall bear interest for each day during which such Base Rate Loan is outstanding at a rate per annum equal to the Base Rate.

                  (c) Each Fixed Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Company pursuant to subsection 2.3.

                  (d) If all or a portion of (i) the principal amount of any Loan or (ii) any interest payable thereon, any fee or any other amount payable pursuant to the terms of this Agreement (other than attorneys' fees incurred in connection with the enforcement of the terms hereof) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any overdue interest, fee or other amount, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (e) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan, the Termination Date and upon any prepayment of such Loan, PROVIDED that interest accruing pursuant to paragraph
(d) of this subsection shall be payable on demand.

                  2.14 COMPUTATION OF INTEREST AND FEES. (a) Interest on Base Rate Loans and Swing Line Loans shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Interest on Eurodollar Loans, Fixed Rate Loans and all fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Banks of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate is announced. The Administrative Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change in interest rate. Notwithstanding anything to the contrary in this Agreement, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.13.

                  (c) If any Reference Bank's Commitment shall terminate or all its Loans shall be assigned for any reason whatsoever, such Reference Bank shall thereupon cease to be a Reference Bank, and if, as a result of the foregoing, there shall only be one Reference Bank remaining, the Administrative Agent (after consultation with the Company and the Banks) shall, by notice to the Company and the Banks, designate another Bank acceptable to the Company, as a Reference Bank so that there shall at all times be at least two Reference Banks.

                  (d) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Banks shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.15, be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

                  2.15 INABILITY TO DETERMINE INTEREST RATE. In the event that prior to the first day of any Interest Period the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telex, telecopy or telephonic notice thereof to the Company and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans (including any Eurodollar Competitive Bid Loan) requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted on the first day of such Interest Period to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans.

                  2.16 PRO RATA TREATMENT AND PAYMENTS. (a) Each Revolving Credit Borrowing by the Company from the Banks hereunder, each payment by the Company on account of any fee hereunder and, except as contemplated by subsections 2.1(c)(iii), 2.7(c), 2.21, 2.23 and 2.24 any reduction of the Commitments of the Banks shall be made pro rata according to the respective Commitment Percentages of the Banks. Except as contemplated by subsections 2.1(c)(iii), 2.7(c), 2.21, 2.23 and 2.24, each payment (including each prepayment) by the Company on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Banks. Each payment of principal of any Competitive Bid Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Bid Loans comprising such Borrowing. Each payment of interest on any Competitive Bid Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Bid Loans comprising such Borrowing. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount. All payments (including prepayments) to be made by the Company hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Banks, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lending Installation of the Banks promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount that would constitute its Commitment Percentage of the Borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Bank shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Bank's Commitment Percentage of such Borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Bank's Commitment Percentage of such Borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank's Commitment Percentage of such Borrowing is not in fact made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall notify the Company of such Bank's failure to fund, and shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Company.

                  2.17 ILLEGALITY. Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled, (b) the Loans of such Bank then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and (c) such Bank shall promptly notify the Administrative Agent of any such cancellation and conversion pursuant to this subsection 2.17.

                  2.18 REQUIREMENTS OF LAW. (a) In the event that after the date hereof any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority charged with the administration or interpretation thereof or compliance by any Bank or the Lending Installation of any Bank with any request or directive (whether or not having the force of law) from any such Governmental Authority made subsequent to the date hereof:

                      (i) shall subject any Bank or the Lending Installation of any Bank to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan or Fixed Rate Loan made by it, or change the basis of taxation of payments to such Bank or the Lending Installation of such Bank in respect thereof (except for taxes covered by subsection 2.19 and changes in the rate of tax on the net income of such Bank or the Lending Installation of such Bank);

                      (ii) (shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank or the Lending Installation of such Bank which is not otherwise included in the determination of interest on the Eurodollar Rate Loans or Fixed Rate Loans hereunder; or

                      (iii) (shall impose on such Bank or the Lending Installation of such Bank any other condition;

and the result of any of the foregoing is to increase the cost to such Bank or the Lending Installation of such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining any Eurodollar Loan or Fixed Rate Loan or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Company shall pay such Bank, within 30 days after its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Administrative Agent, to the Company shall set forth, in reasonable detail, the basis for such claim and the method of computation thereof and be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder. Notwithstanding the foregoing, no Bank shall be entitled to request compensation under this Section with respect to any Competitive Bid Loan if it shall have been aware of the change giving rise to such request at the time of submission of such Bank's Competitive Bid pursuant to which such Competitive Loan shall have been made.

                  (b) In the event that any Bank shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or the Lending Installation of such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the date hereof, does or shall have the effect of reducing the rate of return on such Bank's, such Lending Installation's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank, such Lending Installation or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's, such Lending Installation's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company of a written request therefor, the Company shall pay to such Bank within 90 days after demand such additional amount or amounts as will compensate such Bank for such reduction. Each such request shall be accompanied by such information in respect of the basis for the claim made thereby and the method of computation thereof as such Bank shall at the time customarily provide to other borrowers deemed by it to be similarly situated. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

                  (c) Each Bank, through the Administrative Agent, will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this subsection. Notwithstanding the foregoing, no Bank shall be entitled to any compensation described in this Section unless, at the time it requests such compensation, it is the policy or general practice of such Bank to request compensation for comparable costs in similar circumstances under comparable provisions of other credit agreements for comparable customers (as determined by such Bank) unless specific facts or circumstances applicable to the Company or the transactions contemplated by this Agreement would alter such policy or general practice. If any Bank fails to give the notice described in subsection 2.18(c) within 90 days after it obtains such actual knowledge of the event required to be described in such notice, such Bank shall, with respect to any compensation that would otherwise be owing to such Bank under this subsection 2.18, only be entitled to payment for increased costs incurred from and after the date that such Bank does give such notice. If the Company shall reimburse any Bank pursuant to this Section for any cost and such Bank shall subsequently receive a refund in respect thereof, such Bank shall so notify the Company and, upon its request, will pay to the Company the portion of such refund that such Bank shall determine in good faith to be allocable to the costs so reimbursed.

                  2.19 TAXES. (a) All payments made by the Company under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Bank, taxes based on or measured by net income imposed on the Administrative Agent or such Bank, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Bank (excluding a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank hereunder, the amounts so payable to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, HOWEVER, that the Company shall not be required to increase any amounts payable to any Non-U.S. Lender (as defined in subsection 2.19(b)) with respect to any Taxes that would not have been imposed but for such Non-U.S. Lender's failure to provide to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to subsection 2.19(b). Whenever any Taxes are payable by the Company, promptly thereafter the Company shall send to the Administrative Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If such evidence of payment is unavailable, other evidence of such payment, satisfactory to the Administrative Agent, shall be provided by the Company. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Bank as a result of any such failure.

                  (b) Each Bank represents and warrants to the Company that under currently applicable law and treaties no Taxes will be required to be withheld by the Company with respect to any payments to be made to such Bank hereunder. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes (each, a "NON-U.S. LENDER") agrees to deliver to the Company and the Administrative Agent on or prior to the Closing Date or, in the case of a Non-U.S. Lender that is an assignee or transferee of, or purchaser of a participation in, an interest under this Agreement pursuant to subsection 9.6 (unless such Non-U.S. Lender was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Non-U.S. Lender, (i) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (or successor forms) certifying that such Non-U.S. Lender is entitled as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement, or
(ii) if such Non-U.S. Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit K (any such certificate, an "EXEMPTION CERTIFICATE"), and (y) two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying that such Non-U.S. Lender is entitled as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. In addition, each Non-U.S. Lender agrees that from time to time after the Closing Date, when the passage of time or a change in facts or circumstances renders the previous certification obsolete or inaccurate in any material respect, such Non-U.S. Lender will deliver to the Company and the Administrative Agent two (2) new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to a complete exemption under an income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and an Exemption Certificate, as the case may be, and such other forms as may be required in order to confirm or establish that such Non-U.S. Lender is entitled to a continued exemption from United States withholding tax with respect to payments under this Agreement, or such Non-U.S. Lender shall immediately notify the Company and the Administrative Agent of its inability to deliver any such form or Exemption Certificate, in which case such Non-U.S. Lender shall not be required to deliver any such form or Exemption Certificate. Notwithstanding anything to the contrary contained in this subsection 2.19, the Company agrees to pay any additional amounts and to indemnify each Non-U.S. Lender in the manner set forth in subsection 2.19(a) in respect of any United States
Taxes deducted or withheld by them if such Taxes would not have been deducted or withheld but for any change after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof.

                  (c) If any Bank (or Transferee) or the Administrative Agent shall become aware that it is entitled to receive a refund or credit (such credit to include any increase in any foreign tax credit) as a result of Taxes (including any penalties or interest with respect thereto) as to which it has been indemnified by the Company pursuant to this subsection 2.19, it shall promptly notify the Company of the availability of such refund or credit and shall, within 30 days after receipt of a request by the Company, apply for such refund or credit at the Company's expense, and in the case of any application for such refund or credit by the Company, shall, if legally able to do so, deliver to the Company such certificates, forms or other documentation as may be reasonably necessary to assist the Company in such application. If any Bank (or Transferee) or the Administrative Agent receives a refund or credit (such credit to include any increase in any foreign tax credit) in respect to any Taxes as to which it has been indemnified by the Company pursuant to this subsection 2.19, it shall promptly notify the Company of such refund or credit and shall, within 60 days after receipt of such refund or the benefit of such credit (such benefit to include any reduction of the taxes for which any Bank (or Transferee) or the Administrative Agent would otherwise be liable due to any increase in any foreign tax credit available to such Bank (or Transferee) or the Administrative Agent), repay the amount of such refund or benefit of such credit (with respect to the credit, as determined by the Bank, Transferee or Administrative Agent in its sole, reasonable judgment) to the Company (to the extent of amounts that have been paid by the Company under this subsection 2.19 with respect to Taxes giving rise to such refund or credit), plus any interest received with respect thereto, net of all reasonable out-of-pocket expenses of such Bank (or Transferee) or the Administrative Agent and without interest (other than interest actually received from the relevant taxing authority or other Governmental Authority with respect to such refund or credit); PROVIDED, HOWEVER, that the Company, upon the request of such Bank (or Transferee) or the Administrative Agent, agrees to return the amount of such refund or benefit of such credit (plus interest) to such Bank (or Transferee) or the Administrative Agent in the event such Bank (or Transferee) or the Administrative Agent is required to repay the amount of such refund or benefit of such credit to the relevant taxing authority or other Governmental Authority.

                  (d) The agreements in this subsection shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

                  2.20 INDEMNITY. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in payment when due of the principal amount of or interest on any Eurodollar Loan or Fixed Rate Loan,
(b) default by the Company in making a borrowing of, conversion into or continuation of any Eurodollar Loan, or any borrowing of a Fixed Rate Loan, after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment of a Eurodollar Loan or Fixed Rate Loan on a day which is not the last day of an Interest Period with respect thereto, including, in each case, any such loss or expense arising from the reemployment of funds obtained by it (or which it has arranged to obtain) or from fees payable to terminate the deposits from which such funds were obtained (or which it has arranged to obtain). Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure), in each case at the applicable rate of interest for such Loans provided for herein (excluding the Applicable Margin included therein), over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. Nothing in this Section shall be deemed to give the Company any right to prepay any Competitive Bid Loan or other Loan the prepayment of which is otherwise prohibited pursuant to the terms of this Credit Agreement. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

                  2.21 ACTIONS OF BANKS. Each Bank agrees to use reasonable efforts (including reasonable efforts to change the Lending Installation for its Loans) to avoid or minimize any illegality pursuant to subsection 2.17 or any amounts which might otherwise be payable pursuant to subsection 2.18 or 2.19; PROVIDED, HOWEVER, that such efforts shall not cause the imposition on such Bank of any additional costs or legal or regulatory burdens deemed by such Bank to be material. In the event that such reasonable efforts are insufficient to avoid all such illegality, all such events or circumstances or all amounts that might be payable pursuant to subsection 2.18 or 2.19, then the Company may remove any such Bank pursuant to subsection 2.23 or replace any such Bank pursuant to subsection 2.24.

                  2.22 LENDING INSTALLATIONS. Each Bank may hold its Loans at any Lending Installation selected by it and may change its Lending Installation from time to time, provided that no such Bank shall be entitled to receive any greater amount under subsections 2.18, 2.19, 2.20 or 9.5 as a result of a transfer of any such Loans to a different office of such Bank than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred. All provisions of this Agreement shall apply to any such Lending Installation. Each Bank may, by written or telex notice to the Company and the Administrative Agent, designate a Lending Installation through which the Loans will be made by it and for whose account payments are to be made.

                  2.23 REMOVAL OF BANKS. The Company shall be permitted, from time to time in its discretion, to remove Banks from this Agreement and to reduce the Aggregate Commitment and the Aggregate Facilities Commitment; PROVIDED, that (a) the Aggregate Facilities Commitment may not be reduced below $5,000,000,000 as a result of removal of one or more Banks from this Agreement pursuant to this Section, (b) after giving effect to such removal, no Bank shall have a Commitment hereunder which exceeds an amount equal to 20% of the Aggregate Commitment and (c) a Bank may not be removed from this Agreement at any time a Default or an Event of Default exists and remains uncured or unwaived under this Agreement. If the Company elects to terminate the Commitment of a Bank, it shall give not less than 30 days written notice to the Administrative Agent and such Bank. On the effective date of such termination, the Company shall pay to the Administrative Agent, for the account of such Bank, in immediately available funds, an amount equal to all Loans and other amounts (including accrued interest and fees) owing to such Bank plus the amounts, if any, owing to such Bank under subsections 2.18, 2.19, 2.20 and 9.5. Notwithstanding the removal of any Bank pursuant to this subsection, such Bank shall continue to have all such rights as would survive the termination of this Agreement under subsections 2.18, 2.19, 2.20 and 9.5.

                  2.24 REPLACEMENT OF BANKS. In the event that any Bank (a "NOTIFYING BANK") (a) shall demand payment by the Company of any amount pursuant to subsection 2.18 or 2.19, (b) shall cause the suspension of the availability of any Type pursuant to subsection 2.17, (c) shall have excused itself from funding a Loan pursuant to subsection 2.17, (d) shall have failed to make available a Loan on the date on which it was obligated to do so or (e) shall have failed to consent to any waiver, amendment or modification of this Agreement that has been consented to by the Required Banks, the Company may, upon notice to such Notifying Bank and the Administrative Agent, nominate a new financial institution or group of financial institutions willing to participate in the facility in the place of such Notifying Bank ("REPLACEMENT BANK"). Upon receipt of such notice from the Company and upon the consent of the Administrative Agent as to the Replacement Bank, which consent shall not be unreasonably withheld, such Notifying Bank shall be obligated to transfer without recourse, representation, warranty (other than that it has not in any way transferred, assigned, encumbered, sold or conveyed its rights under its Loans) or expense to such Notifying Bank, all of its rights (other than rights that would survive the termination of this Agreement pursuant to subsections 2.18, 2.19, 2.20 and 9.5) and obligations hereunder to the Replacement Bank; PROVIDED that the Replacement Bank satisfies all of the requirements of this Agreement and pays such Notifying Bank all amounts owing to such Notifying Bank under this Agreement and the Company pays such Notifying Bank any funding losses incurred pursuant to subsection 2.20, if any, as a result of such replacement. This subsection 2.24 shall in no way affect the right of the Company to replace, remove or add a Bank pursuant to any other provision of this Agreement.

                  2.25 SWING LINE COMMITMENTS. (a) Subject to the terms and conditions hereof, each Swing Line Bank severally agrees to make short-term funding loans ("SWING LINE LOANS") to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Swing Line Bank's Swing Line Commitment; PROVIDED, that no Swing Line Loans may be made if, after giving effect thereto, (i) the Aggregate Outstanding Extensions of Credit of all the Banks would exceed the Aggregate

Commitment or (ii) the aggregate outstanding principal amount of Swing Line Loans of any Swing Line Bank would exceed such Swing Line Bank's Swing Line Commitment.

                  (b) The Company may borrow under the Swing Line Commitments during the Commitment Period on any Business Day, PROVIDED that the Company shall give the Administrative Agent irrevocable telephonic notice (which notice must be received by the Administrative Agent prior to 3:00 P.M., New York City time, on the requested Borrowing Date and shall be promptly confirmed in writing), specifying the amount to be borrowed. Each borrowing under the Swing Line Commitments shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. Each such notice shall be in writing or by fax in the form of Exhibit F and shall include the information required as set forth therein. During the Commitment Period, the Company may use the Swing Line Commitments by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Swing Line Bank thereof. Each Swing Line Bank will make the amount of its pro rata share of each borrowing (determined on the basis of its Swing Line Commitment) available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection
9.2 prior to 4:00 P.M. New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent at the office of the Administrative Agent specified in subsection 9.2 or to an account designated by the Company with the aggregate of the amounts made available to the Administrative Agent by the Swing Line Banks and in like funds as received by the Administrative Agent. Each Swing Line Loan will bear interest at the Base Rate.

                  (c) The Administrative Agent may at any time in its sole and absolute discretion after the occurrence and during the continuance of a Default or an Event of Default, and, with respect to each Swing Line Loan which has not been repaid by the Company in immediately available funds prior to 10:30 A.M., New York City time, on the seventh Business Day after the Borrowing Date with respect to such Swing Line Loan shall, on behalf of the Company (which hereby irrevocably directs the Administrative Agent to act on its behalf) request prior to 12:00 Noon, New York City time, each Bank on such seventh day after the Borrowing Date with respect to such Swing Line Loan to make a Revolving Credit Loan in an amount equal to such Bank's Commitment Percentage of the amount of such Swing Line Loan (the "MATURING SWING LINE LOANS"). Unless any of the events described in paragraph (f) of Section 7 shall have occurred (in which event the procedures of paragraph (d) of this subsection 2.25 shall apply) each Bank shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Banks at the office of the Administrative Agent specified in subsection 9.2 prior to 11:00 A.M., New York City time, in funds immediately available one Business Day after the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Maturing Swing Line Loan. Each Revolving Credit Loan made pursuant to this subsection 2.25(c) shall be a Base Rate Loan.

                  (d) If prior to the making of a Revolving Credit Loan pursuant to paragraph (c) of this subsection 2.25 one of the events described in paragraph (f) of Section 7 shall have occurred, each Bank will on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in the Maturing Swing Line Loan that was to have been refunded with the proceeds of such Revolving Credit Loan in an amount equal to its Commitment Percentage of such Maturing Swing Line Loan. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation and upon receipt thereof (i) the Administrative Agent will make such funds available to each Swing Line Bank based pro rata on their respective portion of such Swing Line Loan and (ii) each such Swing Line Bank will deliver to the Administrative Agent, and the Administrative Agent will in turn promptly deliver to each such Bank, a Swing Line Loan participation certificate dated the date of receipt of such funds and in such amount.

                  (e) Whenever, at any time after the Administrative Agent has received from any Bank such Bank's participating interest in a Maturing Swing Line Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Bank its participating interest in such amount (appropriately adjusted in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event that such payment received by the Administrative Agent is required to be returned, such Bank will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it.

                  (f) Each Bank's obligation to purchase participating interests pursuant to this subsection 2.25 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank or the Company may have against the Administrative Agent or any Swing Line Bank, the Company or anyone else for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the financial condition of the Company; (iv) any breach of this Agreement by the Company or any other Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                   SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Banks to enter into this Agreement and to make the Loans, the Company hereby represents and warrants to the Administrative Agent and each Bank that:

                  3.1 FINANCIAL CONDITION. The consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 1998, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

                  3.2 NO CHANGE. Since December 31, 1998 and until the date of this Agreement there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  3.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW; SIGNIFICANT SUBSIDIARIES. Each of the Company and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) has the power and authority to conduct the business in which it is currently engaged. As of December 31, 1998 (based on the full 1998 fiscal year), each Significant Subsidiary is listed on Schedule II hereto.

                  3.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company has the corporate power and authority to make, deliver and perform this Agreement and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required on the part of the Company in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered on behalf of the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  3.5 NO LEGAL BAR. The execution, delivery and performance of this Agreement, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of the Company or of any of its Significant Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their material respective properties or revenues pursuant to any such Requirement of Law or material Contractual Obligation.

                  3.6 NO MATERIAL LITIGATION. (a) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Significant Subsidiaries or against any of its or their respective properties or revenues, in any case that involves this Agreement, the execution, delivery and performance of this Agreement or the Borrowings hereunder.

                  (b) No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Significant Subsidiaries or against any of its or their respective properties or revenues which could reasonably be expected to result in a violation of subsection 6.3.

                  3.7 NO DEFAULT. (a) Neither the Company nor any of its Significant Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to result in a violation of subsection 6.3.

                  (b) No Default or Event of Default has occurred and is continuing.

                  3.8 AGGREGATION OF THE REPRESENTATIONS AND WARRANTIES RELATING TO NET WORTH. The total effect of each event or circumstance referred to in subsections 3.6(b) and 3.7(a) is not, when taken together in the aggregate, reasonably expected to result in a violation of subsection 6.3.

                  3.9 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of Regulations T, U and X of such Board of Governors.

                  3.10 ERISA. Each Plan complies in all material respects with all applicable provisions of ERISA and the Code, no Reportable Event has occurred with respect to any Plan, neither the Company nor any other members of any Commonly Controlled Entity has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan, except in any case to the extent that such failures could not, in the aggregate, reasonably be expected to result in a violation of subsection 6.3.

                  3.11 INVESTMENT COMPANY ACT. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  3.12 PURPOSE OF LOANS. The proceeds of the Loans shall be used by the Company for general corporate purposes and to repay outstanding Indebtedness.

                        SECTION 4. CONDITIONS PRECEDENT

                  4.1 CONDITIONS TO INITIAL LOANS. The agreement of each Bank to make the initial Loan requested to be made by it is subject to the satisfaction of the following conditions precedent:

                  (a) CREDIT AGREEMENT. The Administrative Agent shall have received this Agreement, executed and delivered by a duly authorized officer of the Company, with a counterpart for each Bank.

                  (b) CORPORATE PROCEEDINGS OF THE COMPANY. The Administrative Agent shall have received, with a counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement, and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date pursuant to a certificate substantially in the form of Exhibit D-2, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                  (c) CORPORATE DOCUMENTS. The Administrative Agent shall have received, with a counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

                  (d) LEGAL OPINIONS. The Administrative Agent shall have received, with a counterpart for each Bank, (i) the executed legal opinion of the general counsel of the Company, substantially in the form of Exhibit B-1, and (ii) the executed legal opinion of Simpson Thacher & Bartlett, counsel to the Administrative Agent, substantially in the form of Exhibit B-2.

                  (e) CERTIFICATES. The Administrative Agent shall have received, with a counterpart for each Bank, an officer's certificate of the chief financial officer, treasurer or controller of the Company, substantially in the form of Exhibit D-1, and a certificate of incumbency of the Company, substantially in the form of Exhibit E.

                  (f) EXISTING CREDIT AGREEMENTS. The Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Agreements have been terminated and all amounts, if any, owing by the borrowers thereunder have been paid in full.

                  (g) TRANSFER INSTRUCTIONS. The Administrative Agent shall have received written money transfer instructions addressed to the Administrative Agent and signed by a duly authorized officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

                  4.2 CONDITIONS TO EACH LOAN. The agreement of each Bank to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company in Section 3 of this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date except (i) to the extent such representations and warranties expressly relate to an earlier date; (ii) for changes in the Schedules hereto reflecting transactions permitted by this Agreement and (iii) subsequent to the Closing Date, for the representations and warranties contained in subsection 3.2.

                  (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                  (c) BORROWING NOTICE. The Administrative Agent shall have received a notice of borrowing from the Company, substantially in the form of Exhibit F.

Each Borrowing by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied. It is understood and agreed that conversions and continuations of Revolving

Credit Loans pursuant to subsection 2.10 shall not be subject to the conditions set forth in this subsection 4.2.

                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Company hereby agrees that, so long any Commitment shall remain in effect, any principal of or interest on any Loan or any other amount shall be unpaid hereunder, the Company shall:

                  5.1 FINANCIAL STATEMENTS. Furnish to:

                  (a) each Bank, promptly after becoming available, each annual and quarterly report which the Company files with the SEC;

                  (b) each Bank, promptly after becoming available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the SEC by KPMG Peat Marwick or other independent public accountants of nationally recognized standing (PROVIDED that no such financial statements of the Company need be so delivered if the Company shall have delivered to such Bank its annual report for the relevant year containing such financial statements pursuant to subsection 5.1(a));

                  (c) each Bank, promptly after becoming available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and (ii) the related consolidated statements of income and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in comparative form (i) in the case of clause (i) above, the figures for the previous fiscal year end, and (ii) in the case of clause (ii) above, the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to the absence of footnotes and normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company (the "CERTIFICATE") (PROVIDED that no such financial statements of the Company or the Certificate need be so delivered if the Company shall have delivered to such Bank its quarterly report for the relevant quarter containing such financial statements pursuant to subsection 5.1(a);

all such financial statements to fairly present in all material respects the financial condition and results of operations of the Company and to be prepared in reasonable detail and in accordance with Agreement Accounting Principles (except as approved by such accountants or officer, as the case may be, and disclosed therein);

                  (d) the Administrative Agent (for distribution to each Bank), each Report on Form 8-K (if any) which the Company files with the SEC;

                  (e) the Administrative Agent (for distribution to each Bank), upon specific request, copies of all financial statements and reports which the Company has sent to holders of its publicly issued debt securities, and after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the SEC; and

                  (f) the Administrative Agent (for distribution to each Bank requesting such information), promptly, such other information regarding the operations, business affairs and financial condition of the Company as any Bank may from time to time reasonably request through the Administrative Agent.

                  5.2 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy, and cause each of its Significant Subsidiaries to pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Significant Subsidiaries, as the case may be, or except to the extent that the failure to pay, discharge or otherwise satisfy the same could not, in the aggregate, reasonably be expected to result in a violation of subsection 6.3.

                  5.3 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. Preserve, renew and keep in full force and effect, and cause each of its Significant Subsidiaries to preserve, renew and keep in full force and effect, its corporate existence and take, and cause each of its Significant Subsidiaries to take, all reasonable action to maintain all rights, privileges and franchises material to the normal conduct of its significant businesses, PROVIDED, HOWEVER, that notwithstanding this subsection 5.3, the Company or any Significant Subsidiary may (a) discontinue any of its businesses that are no longer deemed advantageous to it (such determination to be in the sole and absolute discretion of the Company or such Significant Subsidiary) and (b) sell or dispose of any assets, subsidiaries or the capital stock thereof, or consolidate with, accept a merger of, or permit the merger of such Person into any other Person in a transaction permitted pursuant to subsection 6.2; and comply, and cause each of its Significant Subsidiaries to comply, in all material respects with all Requirements of Law (including, but not limited to, ERISA), except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to result in a violation of subsection 6.3.

                  5.4 NOTICES. Promptly give notice (or in the case of subsection 5.4(d), a copy) to the Administrative Agent of: -------

                  (a) the occurrence of any Default or Event of Default;

                  (b) any litigation, investigation or proceeding affecting the Company or any of its Significant Subsidiaries which could reasonably be expected to result in a violation of subsection 6.3;

                  (c) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan, in any event which could reasonably be expected to result in a Material Adverse Effect; and

                  (d) as soon as possible and in any event within 30 days after receipt by the Company, a copy of (i) any notice or claim to the effect that the Company or any Subsidiary is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Company or any Subsidiary, which could reasonably be expected to result in a claim, liability or loss that will, in the case of clauses (i) or (ii), when aggregated with the effect of any failure by the Company to (x) maintain and preserve all property material to the conduct of its business, (y) keep such property in good repair, working order and condition and (z) from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto, result in a violation of subsection 6.3.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

                  5.5 STATUS OF OBLIGATIONS. Ensure that its obligations under this Agreement shall at all times be direct and general obligations of the Company and shall at all times rank at least pari passu in all respects with all other outstanding unsecured and unsubordinated indebtedness of the Company.

                  5.6 MAINTENANCE OF PROPERTY. At all times maintain and preserve, and cause each of its Significant Subsidiaries to maintain and preserve, all property material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto except where the failure to do so would not result in a violation of subsection 6.3; PROVIDED, HOWEVER, that nothing in this subsection 5.6 shall prevent the Company or any Subsidiary from (a) discontinuing the operation and maintenance of any of its properties no longer deemed useful in the conduct of its business or (b) selling or disposing of any assets, subsidiaries or the capital stock thereof in a transaction permitted pursuant to subsection 6.2.

                  5.7 PAYMENT OF TAXES. Pay and discharge promptly when due, and cause each of its Significant Subsidiaries to pay and discharge promptly when due, all taxes, assessments and governmental charges or levies the amounts of which are material to the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, or levy so long as the validity or amount thereof shall be contested in good faith by appropriate actions or proceedings and the Company shall have set aside on its books appropriate reserves with respect thereto.

                  5.8 USE OF PROCEEDS. Use the proceeds of the Loans for general corporate purposes and to repay outstanding Indebtedness. The Company will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "margin stock" (as defined in Regulation U).

                         SECTION 6. NEGATIVE COVENANTS

                  The Company hereby agrees that, so long as any Commitment remains in effect, or any principal of or interest on any Loan or any other amount shall be unpaid hereunder, the Company shall not:

                  6.1 NEGATIVE PLEDGE. (a)(1) Create, incur or suffer to exist any Lien upon any of its property or assets to secure indebtedness for money borrowed, incurred, issued, assumed or guaranteed by the Company or (2) create any Lien upon any of its property or assets to secure any indebtedness or other obligations of any Person if such Lien is a Lien created by any action of the Company (including any grant by the Company of any Lien pursuant to a written instrument or by the pledge by the Company of property, but excluding Liens arising by operation of law), without, in the case of any Lien described in the foregoing clauses (1) and (2), thereby expressly securing the due and punctual payment of the principal of and interest on the Loans and all other amounts payable by the Company hereunder equally and ratably with any and all other obligations and indebtedness secured by such Lien, so long as any such other obligations and indebtedness shall be so secured; PROVIDED, HOWEVER, that this restriction shall not prohibit or otherwise restrict:

                  (i) the Company from creating, incurring or suffering to exist upon any of its property or assets any Lien in favor of any subsidiary of the Company;

                  (ii) the Company (A) from creating, incurring or suffering to exist a purchase money Lien upon any such property, assets, capital stock or indebtedness acquired by the Company prior to, at the time of, or within one year after (1) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of capital stock, indebtedness or other property or assets, the acquisition of such shares of capital stock, indebtedness, property or assets,
(B) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the indebtedness secured by any such Lien is assumed or guaranteed by the Company, or (C) from creating, incurring or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with the Company (or becomes a subsidiary of the

Company) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to the Company;

                  (iii) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens in favor of the United States of America or any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker's compensation, disability benefits, unemployment insurance, old age pensions or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

                  (iv) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers' acceptances, leases, surety and performance bonds, and other similar obligations incurred in the ordinary course of business;

                  (v) the Company from creating, incurring or suffering to exist Liens upon any real property acquired or constructed by the Company primarily for use in the conduct of its business;

                  (vi) the Company from entering into any arrangement with any Person providing for the leasing by the Company of any property or assets, which property or assets have been or will be sold or transferred by the Company to such Person with the intention that such property or assets will be leased back to the Corporation, if the obligations in respect of such lease would not be included as liabilities on a consolidated balance sheet of the Company;

                  (vii) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with the Company engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or are entered into by the Company at the time of or at any time after, the purchase or other acquisition by the Company of the properties subject to such leases;

                  (viii) the Company from creating, incurring or suffering to exist (A) other consensual Liens in the ordinary course of business of the Company that secure indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on the Company's consolidated balance sheet, or (B) Liens created by the Company in connection with any transaction intended by the Company to be a sale of property or assets of the Company, PROVIDED that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets and/or the proceeds of such property or assets;

                  (ix) the Company from creating, incurring or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, PROVIDED that such Liens are only on the property or assets so financed;

                  (x) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; PROVIDED, HOWEVER, that any such extension, renewal or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

                  (xi) the Company from creating, incurring or suffering to exist any other Lien not otherwise permitted by any of the foregoing clauses (i) through (ix) above if the aggregate amount of all secured debt of the Company secured by such Liens would not exceed 5% of the excess of the Company's consolidated assets over the consolidated liabilities as shown on the Company's most recent audited consolidated financial statements in accordance with generally accepted accounting principles.

                  (b) For the purposes of this subsection 6.1, any contract by which title is retained as security (whether by lease, purchase, title retention agreement or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien. Nothing in this subsection 6.1 shall apply to any Lien of any kind upon any of the properties of any character of the Company existing on the date of execution and delivery of this Agreement.

                  (c) Subject to subsection 6.3, nothing contained in this subsection 6.1 or elsewhere in this Agreement shall prevent or be deemed to prohibit the creation, assumption or guaranty by the Company of any indebtedness not secured by a Lien or the issuance by the Company of any debentures, notes or other evidences of indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

                  6.2 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. Consolidate with any other corporation or accept a merger of any other corporation into the Company or permit the Company to be merged into any other corporation, or sell its properties and assets as, or substantially as, an entirety; PROVIDED, HOWEVER, that subject to the provisions of subsection 6.1, nothing contained in this Agreement shall be deemed to prevent (i) the merger into the Company of another corporation, (ii) the consolidation of the Company and another corporation, (iii) the merger of the Company into another corporation or (iv) the sale of the property or assets of the Company to another corporation, so long as (a) no Default or Event or Default shall have occurred and be continuing and (b) with respect to clauses (ii), (iii) and (iv) above, the surviving corporation of the merger or the purchaser of the Company's assets, as the case may be, shall expressly assume the obligations of the Company under this Agreement and expressly agree to be bound by all other provisions applicable to the Company under this Agreement.

                  6.3 NET WORTH. Permit Net Worth at any time to be less than $3,750,000,000.

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Company shall (i) fail to pay any principal of any Loan when due in accordance with the terms hereof; (ii) fail to pay any interest on any Loan, any Utilization Fee or any Facility Fee within five Business Days after any such interest or fee becomes due in accordance with the terms hereof; or (iii) fail to pay any expenses or other amounts payable under this Agreement to the Administrative Agent or any Bank within fifteen days after such expenses or other amounts become due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Company shall default in the observance or performance of any agreement contained in Section 6; or

                  (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice shall have been given to the Company by the Administrative Agent; or

                  (e) Any event or condition shall occur which results in the acceleration of the maturity of any Indebtedness of the Company or any of its Significant Subsidiaries in an aggregate principal amount equal to or greater than $100,000,000; or the Company or any of its Significant Subsidiaries shall not make any liquidation or termination payment or payments in an aggregate amount equal to or greater than $100,000,000 when it becomes due (any applicable grace period having expired) under one or more Hedging Agreements; or the Company or any of its Significant Subsidiaries shall not pay the principal of or interest on any Indebtedness with respect to Indebtedness in an aggregate principal amount in excess of $100,000,000 when it becomes due and beyond any period of grace with respect thereto; or

                  (f) (i) The Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the Company or any Commonly Controlled Entity shall incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a violation of subsection 6.3; or

                  (h) One or more judgments or decrees shall be entered against the Company or any of its Significant Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000,000 or more and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 90 days from the entry thereof; or

                  (i) If at any time the Company and its Significant Subsidiaries shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, could reasonably be expected to result in a violation of subsection 6.3;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks the Administrative Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             SECTION 8. THE AGENTS

                  8.1 APPOINTMENT. Each Bank hereby designates and appoints Chase as the Administrative Agent of such Bank under this Agreement, and each such Bank authorizes Chase as the Administrative Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The Arranger and the Syndication Agents, in their respective capacities as such, shall not have any duties or responsibilities hereunder nor any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Arranger or the Syndication Agents in their respective capacities as such.

                  8.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  8.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Company to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Company.

                  8.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of the Bank specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate and it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the obligations owing by the Company hereunder.

                  8.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                  8.6 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER BANKS. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 INDEMNIFICATION. The Banks agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitment shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and all other amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  8.8 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms "Bank" and "Banks" shall include the Administrative Agent in its individual capacity.

                  8.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon thirty days' notice to the Banks, and may be removed at any time with or without cause by the Required Banks. Upon any resignation or removal of the Administrative Agent, the Required Banks shall appoint from among the Banks a successor Administrative Agent for the Banks, which successor Administrative Agent shall be approved by the Company. If no successor Administrative Agent shall have been so approved by the Company and shall have accepted such appointment within thirty days after the resignation of the Administrative Agent, then in place or the Required Banks' removal of the retiring

Administrative Agent, such retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent (which shall be a commercial bank or trust company organized or licensed under the laws of the United States or any state thereof) which appointment shall be subject to the approval of the Company such approval not to be unreasonably withheld. Upon the acceptance of any appointment as Administrative Agent hereunder, such successor Administrative Agent shall succeed to the rights, powers and duties of the Administrative Agent and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder. After any retiring Administrative Agent's resignation or removal as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                            SECTION 9. MISCELLANEOUS

                  9.1 AMENDMENTS AND WAIVERS. Neither this Agreement, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Banks, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or adding any financial institution (other than as provided for herein) as a Bank hereunder (thereby increasing the Aggregate Commitment) or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Loan or any installment thereof, or reduce the rate of interest (other than default interest rates) thereon or extend the time of payment of interest or fees thereon, or reduce any fee payable to any Bank hereunder, or change the amount of any Bank's Commitment, in each case without the written consent of the Bank affected thereby, or (b) amend, modify or waive any provision of subsection 2.7, subsection 2.1(c) or this subsection, amend the definition of Required Banks or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement (other than as set forth in subsection 6.2), in each case without the written consent of all the Banks, or
(c) amend, modify or waive any provision of Section 8 or any reference to the Administrative Agent or the Syndication Agents in any other provision of this Agreement which alters the duties or obligations of the Administrative Agent or the Syndication Agents without the written consent of the then Administrative Agent or the Syndication Agents, as the case may be. Nothing in this subsection
9.1 shall prevent or prohibit the Administrative Agent, the Company or any Bank from taking any action in accordance with subsection 2.1(c), 2.7, 2.21, 2.23 or
2.24 notwithstanding anything contained in this subsection 9.1 to the contrary, including, without limitation (i) preventing the Administrative Agent from increasing the Aggregate Commitment or the Aggregate Facilities Commitment, (ii) preventing any Bank from increasing its Commitment or prohibiting the execution and delivery of any Commitment Increase Supplement, (iii) preventing an Other Bank from becoming an Additional Bank or prohibiting the execution and delivery of an Additional Bank Agreement, (iv) preventing a Non-Extending Bank from transferring its rights and obligations hereunder to a Continuing Bank, (v) preventing a Notifying Bank from transferring its rights and obligations to a Replacement Bank, or (vi) the modification, amendment or supplement of this Agreement (including, without limitation, Schedule I), in each case solely in accordance with, or upon a transfer by a Bank of its rights and obligations hereunder pursuant to, the applicable provisions of subsection 2.1(c), 2.7, 2.21, 2.23 or 2.24. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agents and all future holders of the obligations owing hereunder. In the case of any waiver, the Company, the Banks and the Agents shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  9.2 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed, in the case of the Company and the Administrative Agent, as follows, and as set forth on Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

         The Administrative
           Agent: The Chase Manhattan Bank Agency Services Group 1 Chase Manhattan Plaza - 8th Floor
                           New York, New York  10081
                           Attention:  Frank Forlenza
                           Telecopy:  (212) 552-7490

         The Company:      The CIT Group, Inc.
                           1211 Avenue of the Americas
                           New York, New York  10036
                           Attention: Senior Vice President and Treasurer
                           Telecopy: (212) 536-1971

                  9.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  9.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  9.5 PAYMENT OF EXPENSES AND TAXES. The Company agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and any other documents prepared in connection herewith (including, without limitation, any Commitment Increase Supplement or Additional Bank Agreement pursuant to subsection 2.1), including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Bank and the Agents for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement and any such other documents, including, without limitation, reasonable fees and disbursements (including the allocated costs and expenses of in-house counsel) of counsel to the Administrative Agent and to the several Banks, (c) to pay, indemnify, and hold each Bank and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents, and (d) to pay, indemnify, and hold each Bank and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, any Loan (including the use of proceeds thereof) and any such other documents (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Company shall have no obligation hereunder to any Administrative Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such Administrative Agent or such Bank, (ii) legal proceedings commenced against any Administrative Agent or any Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or
(iii) legal proceedings commenced against any Agent or any Bank by any other Bank or by any Transferee. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                  9.6 SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING BANKS.
(a) This Agreement shall be binding upon and inure to the benefit of the Company, the Administrative Agent, the Banks, all future holders of the obligations owing hereunder and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank (except as provided in subsection 6.2).

                  (b) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Bank, any Commitment of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of participating interests to the Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any obligation owing to it hereunder for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; PROVIDED, that such Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Credit Agreement other than, as may be agreed to by such Bank and Participant, any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment. The Company agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.18, 2.19, 2.20 and 9.5 with respect to its participation in the Commitment and the Loans outstanding from time to time; PROVIDED, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by the transferor Bank to such Participant had no such transfer occurred.


                  (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any Affiliate thereof and, with the consent of the Company and the Administrative Agent (which shall not be unreasonably withheld), to one or more additional banks or financial institutions ("PURCHASING BANKS") all or any part of its rights and obligations under this Agreement pursuant to a Commitment Transfer Supplement, substantially in the form of Exhibit C (a "COMMITMENT TRANSFER SUPPLEMENT"), executed by such Purchasing Bank and such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. The Company shall have no obligation to consent to a sale by a Bank to any Person that is not a bank or an Affiliate of a bank. Each such assignment shall be in a minimum amount of $15,000,000 (other than in the case of an assignment of all of a Bank's interests under this Agreement) and the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance, a Commitment Transfer Supplement, and the Transferor Bank or the Purchasing Bank, as agreed between them, shall deliver to the Administrative Agent a processing and recordation fee of $2,000. Each such assignment shall be ratable as among any Commitment and/or Revolving Credit Loans under this Agreement and the 364-Day Credit Agreement, if such agreement is in effect. After giving effect to any such assignment (other than an assignment of all of a Bank's interests under this Agreement), the assigning Bank (together with any Bank which is an Affiliate of such assigning Bank) shall retain Revolving Credit Loans and/or Commitments aggregating not less than $15,000,000. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Commitment Transfer Supplement (the "TRANSFER EFFECTIVE

DATE"), (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement. Notwithstanding any provision of this subsection 9.6, the consent of the Company shall not be required for any assignment which occurs at any time when any of the events described in Section 7(f) shall have occurred and be continuing.

                  (d) The Administrative Agent shall maintain at its address referred to in subsection 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall constitute prima facie evidence of the items contained therein, and the Company, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company and the Administrative Agent), the Administrative Agent shall (i) promptly accept such Commitment Transfer Supplement and (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

                  (f) If, pursuant to this subsection, any interest in this Agreement is transferred to any Participant or Assignee (each, a "TRANSFEREE") which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans (except to the extent that such Transferee's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Company with respect to Taxes pursuant to subsection 2.19(a)) and (ii) to furnish to the transferor Bank (and, in the case of any Assignee, to the Company) the forms and certificates required to be delivered pursuant to subsection 2.19(b).

                  (g) Nothing herein shall prohibit any Bank from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law.

                  9.7 DISSEMINATION OF INFORMATION; CONFIDENTIALITY. (a) The Company authorizes each Bank to disclose to any Participant or Purchasing Bank or any other Person acquiring an interest in this Agreement by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the Company and its Subsidiaries, provided that such Transferee or prospective Transferee agrees to be bound by this subsection 9.7 with respect to such information as though such Transferee or prospective Transferee were a Bank hereunder.

                  (b) Each Bank and each Transferee that receives information which is not publicly available and which has been identified by the Company as confidential ("PROPRIETARY INFORMATION") will be bound to treat such Proprietary Information in a confidential manner and to use such Proprietary Information only for the purpose of evaluating and monitoring the creditworthiness of the Company and its Subsidiaries in connection with such Bank's or such Transferee's extensions of credit pursuant to this Agreement or such Bank's or Transferee's other agreements with the Company, or as otherwise may be required by law, regulation or court order; PROVIDED, that if any Bank or Transferee shall be required to disclose any Proprietary Information by a court order (i) such Bank or Transferee shall, unless prohibited by applicable law, applicable regulation or the terms of the applicable court order, communicate such fact to the Administrative Agent and the Administrative Agent shall communicate such fact to the Company and (ii) such Bank or Transferee shall disclose only such Proprietary Information which it is requested to disclose or advised by counsel to disclose; PROVIDED, FURTHER, that any Bank or Transferee may disclose such information which it is requested to disclose or is advised by counsel to disclose to an auditor or examiner if it has advised such auditor or examiner that such information is confidential; PROVIDED, FURTHER, that any Bank or Transferee may disclose Proprietary Information (A) to Affiliates of such Bank or Transferee provided that such Affiliates agree to keep the Proprietary Information confidential as set forth herein, (B) with the written consent of the Company, (C) in connection with any litigation involving the Company and such Bank or Transferee, (D) to legal counsel to such Bank or Transferee if it advises such legal counsel that such information is confidential, (E) if such Proprietary Information was in the possession of such Bank or Transferee on a non-confidential basis prior to the Company furnishing it to such Bank or Transferee as shown by clear and convincing evidence, or (F) if such Proprietary Information is received by such Bank or Transferee, without restriction as to its disclosure or use, from a Person who, to such Bank's or Transferee's knowledge or reasonable belief, was not prohibited from disclosing it by any duty of confidentiality.

                  9.8 ADJUSTMENTS. (a) If any Bank (a "BENEFITTED BANK") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Notwithstanding anything contained in this Agreement to the contrary, this subsection 9.8 shall only be applicable to (i) payments received by a Bank in respect of the obligations of the Company under this Agreement and (ii) collateral received from the Company, if any, to secure obligations of the Company under this Agreement.

                  (b) In addition to any rights and remedies of the Banks provided by law, upon (i) the occurrence and during the continuance of an Event of Default, and (ii) the declaration by the Administrative Agent that the Loans are immediately due and payable pursuant to the last paragraph of Section 7, or the occurrence and continuance of an Event of Default specified in clause (i) or
(ii) of paragraph (f) of Section 7, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law (but without waiving any notices specified in Section 7), upon any amount becoming due and payable by the Company hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Company. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

                  9.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

                  9.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  9.11 INTEGRATION. This Agreement represents the agreement of the Company, the Agents and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Company, the Agents or any Bank relative to subject matter hereof not expressly set forth or referred to herein other than any agreements referred to in subsection 2.5(b).

                  9.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  9.13 SUBMISSION TO JURISDICTION; WAIVERS. The Company hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Bank shall have been notified pursuant thereto; and

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  9.14 WAIVERS OF JURY TRIAL. THE COMPANY, THE AGENTS AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                        THE CIT GROUP, INC.



                        By:/s/  GLENN A. VOTEK
                           --------------------------------------------------
                             Name:
                             Title:  Executive Vice President & Treasurer

                       THE CHASE MANHATTAN BANK,
                         as Administrative Agent and as a Bank



                       By:/s/  ROGER PARKER
                          --------------------------------------------------
                          Name:
                          Title: Vice President

                           CHASE SECURITIES INC.
                             as Arranger



                           By:/s/  R. CRAIG TRACY
                              ------------------------------------------------
                                Name:
                                Title: Vice President

                               BARCLAYS BANK PLC,
                                 as Syndication Agent and as a Bank



                          By:/s/  DOUGLAS BERNEGGER
                             --------------------------------------------------
                                 Name:
                                 Title: Director

                          BANK OF AMERICA, N.A.,
                           as Syndication Agent and as a Bank



                         By:/s/  NELSON D. ALBRECHT
                            --------------------------------------------------
                              Name:
                              Title: Vice President

                          CITIBANK, N.A.
                            as Syndication Agent and as a Bank



                          By:/s/  ROBERT B. GOLDSTEIN
                             --------------------------------------------------
                               Name:
                               Title:  Managing Director

                          DAI-ICHI KANGYO BANK, LIMITED
                            as Syndication Agent and as a Bank



                          By:/s/  NICHOLAS A. FIORE
                            --------------------------------------------------
                              Name:
                              Title:  Assistant Vice President

                        ABN AMRO BANK N.V.



                        By:/s/  PARKER H. DOUGLAS
                           --------------------------------------------------
                             Name:
                             Title:  Group Vice President



                        By:/s/  NEIL R. STEIN
                           --------------------------------------------------
                             Name:
                             Title:  Assistant Vice President

                        DRESDNER BANK AG, NEW YORK BRANCH
                        AND GRAND CAYMAN BRANCH



                        By:/s/  J. CURTIN BEAUDOUIN
                           --------------------------------------------------
                             Name:
                             Title:  First Vice President



                       By:/s/  STEPHEN A. KOVACH
                          --------------------------------------------------
                            Name:
                            Title:  Assistant Vice President

                        FIRST UNION NATIONAL BANK



                       By:/s/  JANE W. WORKMAN
                          --------------------------------------------------
                            Name:
                            Title:  Senior Vice President

                        LEHMAN COMMERCIAL PAPER INC.



                         By:/s/  MICHELE SWANSON
                            --------------------------------------------------
                              Name:
                              Title:  Authorized Signatory

                          NATIONAL AUSTRALIA BANK LIMITED,
                            A.C.N. 004044937



                           By:/s/  BILL SCHMID
                              ------------------------------------------------
                               Name:
                               Title: Vice President

                         SOCIETE GENERALE BANK NY BRANCH



                         By:/s/  CHARLES D. FISCHER, JR.
                            --------------------------------------------------
                              Name:
                              Title: Vice President

                        UBS AG, STAMFORD BRANCH



                        By:/s/  GREGORY RAUE
                          --------------------------------------------------
                           Name:
                           Title: Director



                        By:/s/  WILFRED SAINT
                          --------------------------------------------------
                           Name:
                           Title:  Associate Director

                        WESTDEUTSCHE LANDESBANK GIROZENTRALE



                        By:/s/  ALAN S. BOOKSPAN
                           --------------------------------------------------
                             Name:
                             Title: Director



                        By:/s/  LEO G. KAPAKOS
                           --------------------------------------------------
                             Name:
                             Title: Associate Director

                       BANK ONE, NA




                       By:/s/  CORY M. HELFAND
                          --------------------------------------------------
                            Name:
                            Title: Vice President

                        BANQUE NATIONALE DE PARIS



                        By:/s/  VERONIQUE MARCUS
                           --------------------------------------------------
                              Name:
                              Title: Vice President



                         By:/s/  PHIL TRUESDALE
                            --------------------------------------------------
                              Name:
                              Title: Vice President

                         CREDIT SUISSE FIRST BOSTON



                         By:/s/  JAY CHALL
                            --------------------------------------------------
                               Name:
                               Title:  Director



                         By:/s/  JAMES H. LEE
                            --------------------------------------------------
                               Name:
                               Title:  Assistant Vice President

                          DEUTSCHE BANK AG, NEW YORK AND/OR
                          CAYMAN ISLANDS BRANCHES



                          By:/s/  GAYMA Z. SHIVNARAIN
                             --------------------------------------------------
                                Name:
                                Title:  Director



                          By:/s/  SUZANNE R. KISSLING
                             --------------------------------------------------
                                 Name:
                                 Title:  Managing Director

                          REVOLVING COMMITMENT VEHICLE
                          CORPORATION
                          By:  Morgan Guaranty Trust Company of New
                          York, As Attorney-in-Fact for Revolving
                          Commitment Vehicle Corporation



                          By:/s/  DAVID P. WEINTROB
                             -------------------------------------------------
                              Name:
                              Title: Vice President

                       CANADIAN IMPERIAL BANK OF COMMERCE



                       By:  /s/ Robert Mendeles
                          ---------------------------------------------------
                            Name:
                            Title:  Executive Director

                       ROYAL BANK OF CANADA



                       By:/s/  C.W. EVANS
                         --------------------------------------------------
                            Name:
                            Title:  Senior Account Manager

                      FLEET BANK, N.A.



                      By:/s/  ROBERT T.P. STORER
                         --------------------------------------------------
                           Name:
                           Title:  Senior Vice President

                     MELLON BANK, N.A.



                     By:/s/  DAVID B. WIRL
                        --------------------------------------------------
                          Name:
                          Title:  Assistant Vice President

                    HSBC BANK USA



                    By:  /s/ JOHAN SORENSSON
                       ------------------------------------------------
                            Name:
                            Title: Vice President

                     LLOYDS TSB BANK PLC



                     By:/s/  MICHAEL J. GILLIGAN
                        --------------------------------------------------
                             Name:
                             Title:  Director, Financial Institutions, USA



                    By:/s/  IAN DIMMOCK
                       -------------------------------------------------
                             Name:
                             Title:  Vice President, Acquisition Finance

                     THE BANK OF NEW YORK



                     By:/s/  ERNEST FUNG
                        --------------------------------------------------
                              Name:
                              Title: Vice President

                    TORONTO DOMINION (TEXAS), INC.



                    By:/s/  ANN S. SLANIS
                       --------------------------------------------------
                          Name:
                          Title: Vice President

                    COMERICA BANK



                    By:/s/  JAMES R. GROSSETT
                       --------------------------------------------------
                          Name:
                          Title:  First Vice President

                   NORDDEUTSCHE LANDESBANK
                   GIROZENTRALE NEW YORK BRANCH
                   AND/OR CAYMAN ISLANDS BRANCH



                   By:/s/  JOSEF HAAS
                      --------------------------------------------------
                          Name:
                          Title: Vice President



                   By:/s/  STEPHEN K. HUNTER
                      --------------------------------------------------
                           Name:
                           Title:  Senior Vice President

                   SUNTRUST BANK



                   By:/s/  W. DAVID WISDOM
                     --------------------------------------------------
                         Name:
                         Title: Vice President

                    BANK OF MONTREAL



                    By:/s/  BRIAN L. BANKE
                       --------------------------------------------------
                           Name:
                           Title: Director

                    ALLFIRST BANK



                    By:/s/  ROBERT M. BEAVER
                       --------------------------------------------------
                           Name:
                           Title: Vice President

                    BANCA NAZIONALE DEL LAVORO S.P.A. -
                    NEW YORK BRANCH



                   By:/s/  FREDERIC W. HALL
                      --------------------------------------------------
                         Name:
                         Title: Vice President



                   By:/s/  LEONARDO VALENTINI
                      --------------------------------------------------
                          Name:
                          Title:  First Vice President

                  BANCA MONTE DEI PASCHI DI SIENA S.P.A.



                  By:/s/  GIULIO NATALICCHI
                     --------------------------------------------------
                        Name:
                        Title:  Senior Vice President
                                & General Manager



                  By:/s/  BRIAN R. LANDY
                     --------------------------------------------------
                        Name:
                        Title: Vice President

                 FIRST HAWAIIAN BANK


                 By/s/  JEFFREY N. HIGASHI
                   --------------------------------------------------
                       Name:
                       Title:  Assistant Vice President

                  WELLS FARGO BANK, N.A.



                  By:/s/  MICHAEL J. GIESE
                     --------------------------------------------------
                         Name:
                         Title:  Assistant Vice President



                  By:/s/  EDWARD J. MEYER, JR.
                     --------------------------------------------------
                         Name:
                         Title: Vice President

                   ARAB BANK PLC



                   By:  /s/ NOFAL BARBER
                      ------------------------------------------------
                        Name:
                        Title:  E.V.P. and Branch Manager

                   BANCA DI ROMA



                   By:/s/  WILLIAM J. FONTANA
                      --------------------------------------------------
                         Name:
                         Title: Vice President



                   By:/s/  ALESSANDRO PAOLI
                      --------------------------------------------------
                          Name:
                          Title:  Assistant Treasurer

                   SUMMIT BANK



                   By:/s/  MICHAEL P. THOMSON
                      --------------------------------------------------
                            Name:
                            Title: Vice President

                   BANCA POPOLARE DI MILANO, NEW YORK
                   BRANCH



                   By:/s/  FULVIO MONTANARI
                      --------------------------------------------------
                           Name:
                           Title:  First Vice President



                   By:/s/  PATRICK F. DILLON
                      --------------------------------------------------
                            Name:
                            Title: Vice President